As filed with the Securities and Exchange Commission on April 19, 1995

                                                    Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           the Securities Act of 1933
                                 ______________

                            S&K FAMOUS BRANDS, INC.
             (Exact name of registrant as specified in its charter)

             Virginia                                         54-0845694
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                       Identification No.)



                 P. O. Box 31800
             11100 West Broad Street
               Richmond, Virginia                                23294-1800
    (Address of principal executive offices)                     (Zip Code)



                            STOCK PURCHASE LOAN PLAN
                            (Full title of the plan)

                               Robert E. Knowles
                            Executive Vice President
                             S&K Famous Brands, Inc
                    P. O. Box 31800, 11100 West Broad Street
                         Richmond, Virginia 23294-1800
                           Telephone:  (804) 346-2500

                 (Name, address and telephone number, including
                        area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

   Title of                     Proposed Maximum     Proposed Maximum
Securities to   Amount to be        Offering             Aggregate         Amount of
be Registered    Registered    Price Per Share (1)   Offering Price(1)   Registration Fee
 Common Stock      425,000            $7.00             $2,975,000          $1025.87

(1) Estimated solely for the purpose of determining the registration fee and based, pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, on the average of the high and low per share sales price of the registrant's Common Stock as reported on the Nasdaq National Market on April 17, 1995.



          PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

      The Company hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the "Commission"):

   (a) the Company's Annual Report on Form 10-K (File No. 0-11682) for the fiscal year ended January 28, 1995;

   (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

   (c) the description of the Company's Common Stock appearing in its Form 8-A dated March 5, 1984 and filed with the Commission (File No. 0- 11682).

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.     Indemnification of Directors and Officers

      The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

      The Company has purchased directors' and officers' liability policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.


Item 8.     Exhibits

See Index to Exhibits.

Item 9.     Undertakings

      The undersigned registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on April 18, 1995.

                                          S & K FAMOUS BRANDS, INC.



                                                By: /s/ Stuart C. Siegel
                                                    Stuart C. Siegel
                                                    Chairman of the Board and
                                                    Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                           Date

/s/ Stuart C. Siegel           Chairman of the Board           April 18, 1995
Stuart C. Siegel               and Chief Executive
                               Officer


/s/ Robert L. Burrus           Director                        April 18, 1995
Robert L. Burrus, Jr.


/s/ Andrew M. Lewis            Director                        April 18, 1995
Andrew M. Lewis


/s/ Richard L. Sharp           Director                        April 18, 1995
Richard L. Sharp


/s/ Marshall B. Wishnack       Director                        April 18, 1995
Marshall B. Wishnack


/s/ Robert E. Knowles          Executive Vice President,       April 18, 1995
Robert E. Knowles              Chief Financial
                               Officer, Secretary and
                               Treasurer

/s/ Janet L. Jorgensen         Vice President-                 April 18, 1995
Janet L. Jorgensen             Controller
                               (Principal Accounting
                               Officer)

                                 EXHIBIT INDEX


                                                                    Sequentially
Exhibit                                                               Numbered
   No.                           Document                               Page

  4.1 Registrant's Amended and Restated Articles of Incorporation, filed as Exhibit 3(a) to registrant's registration statement on Form S-1 (No. 2-85291), are expressly incorporated herein by this reference.

  4.2 Registrant's Articles of Amendment to its Amended and Restated Articles of Incorporation, filed as Exhibit 4(b) to registrant's registration statement on Form S-8 (No. 33-23918), are expressly incorporated herein by this reference.

  4.3 Registrant's Articles of Amendment to its Amended and Restated Articles of Incorporation, filed as Exhibit 3(c) to registrant's Annual Report on Form 10-K for the year ended January 31, 1993, are expressly incorporated herein by this reference.

  4.4 Bylaws of registrant as amended, filed as Exhibit 3(b) to the registrant's Annual Report on Form 10-K for the year ended
       January 25, 1986, are expressly incorporated herein by this reference.

  4.5 Amendments to registrant's Bylaws, filed as Exhibit 4.5 to the registrant's Registration Statement on Form S-8
       (No. 33-72270), are expressly incorporated herein by this reference.

  5 Opinion and Consent of McGuire, Woods, Battle & Boothe, L.L.P. as to the legality of the shares offered hereunder.

 23.1  Consent of Price Waterhouse LLP

 23.2 Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included in Exhibit 5)